EXHIBIT 10.1

                                 PROMISSORY NOTE

$100,000                                                           April 7, 2003

         FOR VALUE RECEIVED, the undersigned (the "Borrower"), promise to pay to International Construction Concepts, Inc., a Nevada corporation (the "Lender"), the principal amount of $100,000 (the "Loan"), with interest accruing at the rate of 10% per annum thereon. All principal and interest owing hereunder shall be due and payable on demand.

         The Borrower may from time to time prepay all or any portion of the Loan, without premium or penalty. Payments shall be credited in the following order: (1) to attorneys' fees and costs, (2) to interest accrued to the date payment is received, and (3) to principal. Payments shall be credited on the date actually received by Lender.

         Any payment under this Note shall be made payable to the order of Lender in lawful money of the United States of America on the date such payment is due at the office of the Lender at 887 West Center Street, Orem, Utah 84057 or at such address as the Lender may specify in writing to the Obligor.

         If the Borrower shall fail to make any payment on the Loan, and such failure shall continue for a period of ten business days, then the Lender may proceed to enforce payment of the Loan in such manner as the Lender may elect.

         In the event any payment under this Note is not made, the Borrower agrees to pay the reasonable costs and expenses which may be incurred by the Lender in connection with the enforcement of any of its rights under this Note including court costs and reasonable attorney's fees, whether incurred with or without suit or before or after judgment.

         The Borrower and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided herein, and assent to extensions of time of payment, or forbearance or other indulgence, without notice.

         Any reference in this Note to the Borrower shall be deemed to include the successors and assigns of the Borrower; provided, however, that the Borrower may not assign its obligations hereunder without the prior written consent of the Lenders. Any reference in this Note to the Lenders shall be deemed to include the successors and assigns of the Lenders.

         Notwithstanding the place where this Note may be executed, the Borrower expressly agrees that all the terms and provisions hereof shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Utah.

         Lender agrees and acknowledges that in the event that Robert Long, Robert Platek, Spencer Levy and Robert Salluzzo ("Lenders") do not receive the $245,000 referenced in the Secured Non-Recourse Promissory Note of even date herewith by and between Lenders and Robert Arbon and Patronus Industries, LC then this Note shall terminate, and Borrower shall not be required to make any additional payments of principal or interest hereunder after the date of such termination.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

                                      BORROWER:

                                      NOXSO CORPORATION

                                      By  /s/ Robert Long
                                      Its: President

                                      LENDER:

                                      INTERNATIONAL CONSTRUCTION CONCEPTS, INC.

                                      By   /s/ Noah Sifuentes
                                      Its: